UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

MORPHIC HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38940	47-3878772
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive, A2

Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

(781) 996-0955

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 2, 2021, Morphic Holding, Inc. (“Morphic”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Morphic agreed to issue and sell 3,500,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at the public offering price of $70.00 per share. Pursuant to the Underwriting Agreement, Morphic has also granted the Underwriters a 30-day option to purchase up to an additional 525,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-239607) that was filed by Morphic with the Securities and Exchange Commission (“SEC”) on July 1, 2020, and declared effective by the SEC on July 8, 2020, and a related prospectus supplement.

Morphic estimates that net proceeds from the Offering will be approximately $230.0 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Morphic intends to use the net proceeds from the Offering to fund research, clinical and process development and manufacturing of Morphic’s product candidates, including MORF-057 and other programs generated from Morphic’s MInT Platform, working capital, capital expenditures and other general corporate purposes. Morphic expects the Offering to close on March 5, 2021, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01. Other Events.

On March 2, 2021, Morphic issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated March 2, 2021
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)
99.1	Press Release dated March 2, 2021

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected net proceeds of the Offering and the anticipated use of proceeds of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Morphic’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Morphic’s results of operations, which would, in turn, have a significant and adverse impact on Morphic’s stock price. Morphic cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Morphic undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORPHIC HOLDING, INC.

Date: March 3, 2021	By:	/s/ Marc Schegerin
Marc Schegerin
Chief Financial Officer and Chief Operating Officer